UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     On May 11, 2010, the Company held its annual meeting of shareholders. The matters presented to shareholders for vote and the vote on such matters were as follows:
1. Twelve directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

				Broker
	For	Against	Abstain	Non-Votes
Terrance R. Ahern	210,918,177	889,348	96,032	16,521,172
James C. Boland	210,633,018	1,179,743	90,796	16,521,172
Thomas Finne	210,457,333	1,359,192	87,032	16,521,172
Robert H. Gidel	204,670,603	7,141,318	91,636	16,521,172
Daniel B. Hurwitz	208,996,554	2,818,695	88,308	16,521,172
Volker Kraft	210,457,580	1,359,107	86,870	16,521,172
Victor B. MacFarlane	204,897,594	6,911,371	94,592	16,521,172
Craig Macnab	203,537,308	8,274,913	91,336	16,521,172
Scott D. Roulston	206,000,792	5,812,017	90,748	16,521,172
Barry A. Sholem	204,637,188	7,175,012	91,357	16,521,172
William B. Summers, Jr.	210,915,674	897,769	90,114	16,521,172
Scott A. Wolstein	210,401,814	1,414,196	87,547	16,521,172
2. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2010, was approved by the following vote:

For	Against	Abstain
227,314,993	956,015	153,721

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: May 13, 2010